UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 9, 2008
NetREIT
(Exact name of registrant as specified in its charter)

CALIFORNIA	000-53673	33-0841255

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1282 Pacific Oaks Place Escondido, California	92029

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (760) 471-8536
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
This Form 8-K/A amends and supplements the Current Report on Form 8-K filed on July 14, 2008 by the Registrant to present the financial statements for the real property described below as well as the related pro forma financial statements for NetREIT (the “Company”).
On July 9, 2008, the Company completed a real property acquisition of the Executive Office Park property (“EOP”) located at 1271, 1277, 1283 and 1295 Kelly Johnson Boulevard in Colorado Springs, Colorado. EOP is comprised of an office condominium development consisting of four (4) separate buildings situated on four (4) legal parcels consisting of 65,084 square feet. The purchase price was $10.1 million, including transactions costs. The property was acquired with $3.6 million cash and a new $6.5 million line of credit facility secured by EOP and a property in Denver, Colorado.
ITEM 9.01 Financial Statements and Exhibits
(a)	Financial Statements of Real Property Acquired
The audited Revenues Over Certain Operating Expenses of Executive Office Park for the year ended December 31, 2007 and the unaudited Revenues Over Certain Operating Expenses for the six months ended June 30, 2008 are filed as Exhibit 99.1 to this amendment and are incorporated in their entirety into this Item 9.01(a) by reference.
(b)	Pro Forma Financial Information
The pro forma financial information which describes the pro forma effect of the acquisition of Executive Office Park as of and for the six months ended June 30, 2008 and for the year ended December 31, 2007 are furnished as Exhibit 99.2 and are incorporated in their entirety into this item 9.01(b) by reference.

Exhibit Index

99.1	Financial statements of Executive Office Park

99.2
Pro Forma combined financial information which describes the pro forma effect of the real property acquisition of Executive Office Park as of and for the six months ended June 30, 2008 and the year ended December 31, 2007

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetREIT
Date: July 13, 2009	By:	/s/ Kenneth Elsberry
		Name:	Kenneth Elsberry
		Title:	Chief Financial Officer

Exhibit Index

99.1	Financial statements of Executive Office Park

99.2
Pro Forma combined financial information which describes the pro forma effect of the real property acquisition of Executive Office Park as of and for the six months ended June 30, 2008 and the year ended December 31, 2007